UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 17, 2014, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted the 2015 Directors’ Compensation and Expense Reimbursement Policy (“Policy”). The Policy takes effect on January 1, 2015, and supersedes in its entirety the director compensation policy adopted by the Board on November 22, 2013, and as subsequently modified by the Board on March 21, 2014 (such policy, as modified, having been described in the Bank’s Current Report on Form 8-K filed on March 26, 2014). The Policy provides for a Bank director (other than the Chair and Vice Chair) that attends all scheduled in-person meetings and participates in all scheduled teleconference calls, subject to limited exceptions set forth in the Policy, to be paid a total annual fee of $77,500. The Policy provides for the Chair to be paid an annual fee of $115,000 (which includes $10,000 annual fee for serving as Executive/Governance Committee Chair) and the Vice Chair to be paid an annual fee of $92,500. Further, the Policy provides for the Chair of the Audit Committee to be paid an additional $15,000 in annual fees, and for all other Committee Chairs to be paid an additional $10,000 in annual fees.

All directors are entitled to receive reimbursement for reasonable travel, entertainment and other meeting expenses in addition to their annual fees. As provided under the Policy, in addition to the annual fees, a director may also be reimbursed for or have paid on his or her behalf reasonable travel, entertainment and other meeting expenses for a director’s spouse or guest, limited to two Board or Federal Home Loan Bank system meeting events per year.

Under the Policy, the total annual director fee is paid as a combination of a quarterly retainer fee; a per-day attendance fee for mandatory in-person events; and a per-call attendance fee. Director per-day and per-call fees are subject to forfeiture and penalties in certain circumstances for excessive absences, as described in the Policy. In addition, the Policy authorizes a reduction of a director’s quarterly retainer fee if a majority of disinterested directors determines that such director’s performance, ethical conduct or attendance is significantly deficient.

In accordance with Federal Housing Finance Agency (“Finance Agency”) regulations, the Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to the Bank’s directors, has been provided to the Director of the Finance Agency for review.

A copy of the Policy is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

A copy of the Bank’s 2015 Directors’ Compensation and Expense Reimbursement Policy is attached as Exhibit 10.1 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 23, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ROBERT E. Gruwell
Robert E. Gruwell
Executive Vice President - Finance

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2015 Directors' Compensation and Travel Expense Reimbursement Policy, effective January 1, 2015